UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 20 , 2011

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

11011 Q Street, Building A Suite 106, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2011, Bond Laboratories, Inc. (the "Company") issued a press release announcing the results from operations for the quarter ended June 30, 2011, and year-to-date. As indicated in the press release, the Company reported that revenue for the quarter ended June 30, 2011 grew to approximately $3.2 million compared to approximately $2.0 million in the comparable quarter in 2010, an increase of more than 56%. The Company reported net income of $250,419 for the quarter ended June 30, 2011 compared to a net loss of $(465,516) in the comparable quarter in 2010. Year to date, the Company reported revenue and net income of approximately $6.2 million and $347,536, respectively, as compared to revenue and net loss of approximately $4.4 million and $(1.0) million for the comparable period last year. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   July 22, 2011
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated July 20, 2011